REAL ESTATE LIEN NOTE

Date:  April  9,  1997

Maker:  Penn  Octane  Corporation

Maker's  Mailing  Address  (including  County):

5847  San  Felipe  Suite  3420
Houston,  Texas  77057
Harris  County,  Texas

Payee:  Lauren  Constructors,  Inc.

Place  for  Payment:  (including  county):

P.O.  Box  1761
Abilene,  Texas    79604-1761
Taylor  County,  Texas

Principal  Amount:     One Hundred Eighteen Thousand Two Hundred Forty-six and
84/100ths  Dollars  ($118,246.84)

Annual  Interest  Rate on Unpaid Principal from Date:     Twelve Percent (12%)

Annual Interest Rate on Matured, Unpaid Amounts: Eighteen Percent (18%) or the maximum rate allowed by state and federal law, whichever is lower.

Terms of Payment (principal and interest): Principal and interest shall be due and payable in monthly installments of Thirty Thousand Three Hundred Seventy-five and no/100ths Dollars ($30,375.00) or more each, payable on the fifteenth (15th) calendar day of each and every calendar month, beginning on May 15, 1997, and continuing regularly thereafter until August 15, 1997 on which last mentioned date the entire unpaid balance of principal and interest then owing shall become immediately due and payable. Each installment will be applied first to payment of accrued interest payable on the unpaid principal, and the remainder will be applied to reduction of principal.

Interest shall be calculated on the unpaid principal to the date of each installment. Each payment will be credited first to the accrued interest and then to reduction of principal.

Security for payment: A Deed of Trust of even date herewith from Maker to Kelly Gill, Trustee, which covers the following described property to-wit:
Maker's leasehold interest in two tracts of land in Cameron County, Texas more particularly described on Exhibit A attached hereto.

This note is additionally secured by a security interest created in a security agreement that covers personal property and that is of even date herewith and executed by Maker, Penn Octane Corporation as the Debtor in favor of the Payee as the Secured Party.

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

Each  Maker  is  responsible  for  all  obligations  represented by this note.

When  the  context  requires,  singular nouns and pronouns include the plural.

                                BALLOON WARNING
This loan is payable in full at maturity. You must repay the entire principal balance of the loan and unpaid interest then due. The lender is under no obligation to refinance the loan at that time. You will, therefore, be required to make payment out of other assets that you may own, or you will have to find another lender, which may be the lender you have this loan with, willing to lend you the money. If you refinance this loan at maturity, you may have to pay some or all of the closing costs normally associated with a new loan even if you obtain refinancing from the same lender.

THIS NOTE AND THE INSTRUMENTS BEING EXECUTED ALONG WITH IT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE  ARE  NO  UNWRITTEN  ORAL  AGREEMENTS  BETWEEN  THE  PARTIES.

Penn  Octane  Corporation

BY: /S/ JEROME B. RICHTER
    ---------------------
        JEROME B. RICHTER
ITS:    PRESIDENT
    ---------------------

Prepared  by:
FLEMING,  HEWITT  &  OLVERA
1175  F.  M.  802
Brownsville,  Texas  78521
File  No:  961159







                                 DEED OF TRUST

Date:  April  9,  1997

Grantor:  Penn  Octane  Corporation

Grantor's  Mailing  Address  (including  county):

5847  San  Felipe  Suite  3420
Houston,  Texas  77057
Harris  County,  Texas

Trustee:  Kelly  Gill

Trustee's  Mailing  Address  (including  county):

P.O.  Box  1761
Abilene,  Texas    79604-1761
Taylor  County,  Texas

Beneficiary:  Lauren  Constructors,  Inc.

Beneficiary's  Mailing  Address  (including  county):

P.O.  Box  1761
Abilene,  Texas    79604-1761
Taylor  County,  Texas

Note(s)
     Date:  April  9,  1997
     Amount:         One  Hundred Eighteen Thousand Two Hundred Forty-six and
                     84/100ths  Dollars  ($118,246.84)
     Maker:          Penn  Octane  Corporation
     Payee:          Lauren  Constructors,  Inc.
     Final  Maturity  Date:  August  15,  1997
     Terms  of  Payment:  As  provided  in  the  Note(s).

Property (including any improvements): Grantor's leasehold interest in two tracts of land in Cameron County, Texas described on Exhibit A.

Prior  Lien(s)  (including  recording  information):  None

Other Exceptions to Conveyance and Warranty: Easements and restrictions of record.

     For value received and to secure payment of the note, Grantor conveys the property to Trustee in trust. Grantor warrants and agrees to defend title to the property. If Grantor performs all the covenants and pays the note according to its terms, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor's expense.

GRANTOR'S  OBLIGATIONS
     Grantor  agrees  to:
          1.  keep  the  property  in  good  repair  and  condition;
          2.  pay  all  taxes  and  assessments  on  the  property  when  due;
          3. preserve the lien's priority as it is established in this deed of trust;
          4. maintain, in a form acceptable to Beneficiary, an insurance policy that:
               a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Beneficiary approves a smaller amount in writing;
               b.  contains  an  80%  coinsurance  clause;
               c. provides fire and extended coverage, including windstorm coverage;
               d.  protects  Beneficiary  with  a  standard  mortgage  clause;
               e. provides flood insurance at any time the property is in a flood hazard area; and
               f. contains such other coverage as Beneficiary may reasonably require;
          5. comply at all times with the requirements of the 80% coinsurance clause;
          6. deliver the insurance policy to Beneficiary and deliver renewals to Beneficiary at least ten days before expiration;
          7.  keep  any building occupied as required by the insurance policy;
          and
          8. if this is not a first lien, pay all prior lien notes that Grantor is personally liable to pay and abide by all prior lien instruments.
          9. Furnish to noteholder by February 1st of each year, the paid tax receipts for the preceding year. Failure to furnish paid tax
          receipts shall constitute  default                        hereunder.
BENEFICIARY'S  RIGHTS
     1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee.
     2. If the proceeds of the note are used to pay any debt secured by prior liens, Beneficiary is subrogated to all of the rights and liens of the holders of any debt so paid.
     3. Beneficiary may apply any proceeds received under the insurance policy either to reduce the note or to repair or replace damaged or destroyed improvements covered by the policy.
     4. If Grantor fails to perform any of Grantor's obligations, Beneficiary may perform those obligations and be reimbursed by Grantor on demand at the place where the note is payable for any sums so paid, including attorney's fees, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this deed of trust.
     5. If Grantor defaults on the note or fails to perform any of Grantor's obligations or if default occurs on a prior lien note or other instrument, and the default continues after Beneficiary gives Grantor notice of default and the time within which it must be cured, as may be required by law or by written agreement, then Beneficiary may:
          a.  declare  the unpaid principal balance and earned interest on the note  immediately  due;
          b. request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary's agent shall give notice of the foreclosure sale as provided by the Texas Property Code, as then amended; and
          c. purchase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.
TRUSTEE'S  DUTIES
     If  requested  by  Beneficiary  to  foreclose  this  lien, Trustee shall:
          1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code, as then amended;
          2. sell and convey all or part of the property to the highest bidder for cash with a general warranty deed binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty;
          3.  from  the  proceeds  of  the  sale,  pay  in  this  order:
               a. expenses of foreclosure, including a commission to Trustee of 5% of the bid;
               b. to Beneficiary, the full amount of principal, interest, attorney's fees, and other charges due and unpaid;
               c. any amounts required by law to be paid before payment to Grantor; and
               d.  to  Grantor,  any  balance.
GENERAL  PROVISIONS
     1. If any of the property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.
     2. Recitals in any Trustee's deed conveying the property will be presumed to be true.
     3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.
     4. This lien shall remain superior to liens later created even if the time of payment of all or part of the note is extended or part of the property is released.
     5. If any portion of the note cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.
     6. Grantor assigns to Beneficiary all sums payable to or received by Grantor from condemnation of all or part of the property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the property. After deducting any expenses incurred, including attorney's fees, Beneficiary may release any remaining sums to Grantor or apply such sums to reduce the note. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.
     7. Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the property. Leases are not assigned. Grantor warrants the validity and enforceability of the assignment. Grantor may as Beneficiary's licensee collect rent and other income and receipts as long as Grantor is not in default under the note or this deed of trust. Grantor will apply all rent and other income and receipt to payment of the note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the note or performance of this deed of trust, Beneficiary may terminate Grantor's license to collect and then as Grantor's agent may rent the property if it is vacant and collect all rent and other income and receipts. Beneficiary neither has nor assumes any other obligations as lessor or landlord with respect to any occupant of the property. Beneficiary may exercise Beneficiary's rights and remedies under this paragraph without taking possession of the property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary's rights and remedies and then to Grantor's obligations under the note and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.
     8. Interest on the debt secured by this deed of trust shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt, or if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.
     9. When the context requires, singular nouns and pronouns include the plural.
     10.  The  term  "note"  includes  all sums secured by this deed of trust.
     11. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.
     12. If Grantor and Maker are not the same person, the term "Grantor" shall include Maker.
     13. Grantor represents that this deed of trust and the note are given for the following purposes:

The note is given in full satisfaction of any amounts that Grantor owes to Thomas G. Janik & Associates, Inc. as evidenced by an Affidavit for Mechanic's and Materialman's Lien dated May 9, 1994 and recorded in Volume 2894, Page 142, of the Official Records of Cameron County, Texas.

The note is given in full satisfaction of any amounts Grantor owes to Lauren Constructors, Inc. as evidenced by an Affidavit of Mechanic's and Materialman's Lien dated May 19, 1994 and recorded in Volume 2912, Page 112, of the Official Records of Cameron County, Texas.

Penn  Octane  Corporation

BY: /S/ JEROME B. RICHTER   ITS: PRESIDENT
    ---------------------        ----------------------
    JEROME B. RICHTER


                               (ACKNOWLEDGMENT)
State  of  California
County  of  San Mateo

     This instrument was acknowledged before me on the 9th day of April, 1997, by, Jerome B. Richter, President of Penn Octane Corporation on behalf of Penn Octane Corporation.

                                   /S/ R. SMITH
                                   ---------------------------------
                                       R. SMITH
                                   Notary  Public,  State  of  California
                                   [NOTARY SEAL]


AFTER RECORDING RETURN TO:  PREPARED BY:
FLEMING, HEWITT & OLVERA    FLEMING, HEWITT & OLVERA
1175 F. M. 802              1175 F. M. 802
Brownsville, Texas 78521    Brownsville, Texas 78521
                            File Number: 961159






                             SECURITY AGREEMENT

Date:  April  9,  1997

Debtor:  Penn  Octane  Corporation

Debtor's  Mailing  Address:

5847  San  Felipe  Suite  3420
Houston,  Texas  77057

Secured  Party:  Lauren  Constructors,  Inc.

Secured  Party's  Mailing  Address:

P.O.  Box  1761
Abilene,  Texas    79604-1761
Taylor  County,  Texas

Classification  of  Collateral:  general  intangibles

Collateral  (including  all  accessions):

all of the interest of Debtors in any and all funds received from litigation, arbitration, and/or settlement regarding claims against International Bank of Commerce, less attorney's fees, costs and expenses and any amounts due to International Bank of Commerce.

Obligation:

     Note:

          Date:                    April  9,  1997
          Amount: One Hundred Eighteen Thousand Two Hundred Forty-six and 84/100ths Dollars ($118,246.84)
          Maker:          Penn  Octane  Corporation
          Payee:          Lauren  Constructors,  Inc.
          Final  Maturity  Date:  August  15,  1997
          Terms  of  Payment:  (optional):

     Other  Obligation:

Debtor's  Representation  Concerning  Location  of  Collateral  (optional):

     Subject to the terms of this agreement, Debtor grants to Secured Party a security interest in the collateral and all its proceeds to secure payment and performance of Debtor's obligation in this security agreement and all renewals and extensions of any of the obligation.

DEBTOR'S  WARRANTIES

     1. Financing Statement. Except for that in favor of Secured Party, no financing statement covering the collateral is filed in any public office.
     2. Ownership. Debtor owns the collateral and has the authority to grant this security interest. Ownership is free from any setoff, claim, restrictions, lien, security interest, or encumbrance except this security interest and liens for taxes not yet due.
     3. Fixtures and Accessions. None of the collateral is affixed to real estate, is an accession to any goods, is commingled with other goods, or will become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.
     4. Financial Statements. All information about Debtor's financial condition provided to Secured Party was accurate when submitted, as will be any information subsequently provided.

DEBTOR'S  COVENANTS

     1. Protection of Collateral. Debtor will defend the collateral against all claims and demands adverse to secured Party's interest in it and will keep it free from all liens except those for taxes not yet due and from all security interests except this one. The collateral will remain in Debtor's possession or control at all times, except as other wise provided in this agreement. Debtor will maintain the collateral in good condition and protect it against misuse, abuse, waste, and deterioration except for ordinary wear and tear resulting from its intended use.
     2. Insurance. Debtor will insure the collateral in accord with Secured Party's reasonable requirements regarding choice of carrier, casualties insured against, and amount of coverage. Policies will be written in favor of Debtor and Secured Party according to their respective interests or according to Secured Party's other requirements. All policies will provide that Secured Party will receive at least ten days' notice before cancellation, and the policies or certificates evidencing them will be provided to Secured Party when issued. Debtor assumes all risk of loss and damage to the collateral to the extent of any deficiency in insurance coverage. Debtor irrevocably appoints Secured Party as attorney-in-fact to collect any return, unearned premiums, and proceeds of any insurance on the collateral and to endorse any draft or check deriving from the policies and made payable to Debtor.
     3. Secured Party's Costs. Debtor will pay all expenses incurred by Secured Party in obtaining, preserving, perfecting, defending, and enforcing this security interest or the collateral and in collecting or enforcing the note. Expenses for which Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorney's fees and other legal expenses. These expenses will bear interest from the dates of payments at the highest rate stated in notes that are part of the obligation, and Debtor will pay Secured Party this interest on demand at a time and place reasonably specified by Secured Party. These expenses and interest will be part of the obligation and will be recoverable as such in all respects.
     4. Additional Documents. Debtor will sign any papers that Secured Party considers necessary to obtain, maintain, and perfect this security interest or to comply with any relevant law.
     5. Notice of Changes. Debtor will immediately notify Secured Party of any material change in the collateral; change in Debtor's name, address, or location; change in any matter warranted or represented in this agreement; change that may affect this security interest; and any event of default.
     6. Use and Removal of Collateral. Debtor will use the collateral primarily according to the stated classification unless Secured Party consents otherwise in writing. Debtor will not permit the collateral to be affixed to any real estate, to become an accession to any goods, to be commingled with other goods, or to become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.
     7. Sale. Debtor will not sell, transfer, or encumber any of the collateral without the prior written consent of Secured Party.

RIGHTS  AND  REMEDIES  OF  SECURED  PARTY

     1. Generally. Secured Party may exercise the following rights and remedies either before or after default:
          a.          take  control  of  any  proceeds  of  the  collateral;
          b. release any collateral in Secured Party's possession to any debtor, temporarily or otherwise;
          c. take control of any funds generated by the collateral, such as refunds from and proceeds of insurance, and reduce any part of the obligation accordingly or permit Debtor to use such funds to repair or replace damaged or destroyed collateral covered by insurance; and
          d. demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the collateral either in Secured Party's or Debtor's name, as Secured Party desires.
     2. Insurance. If Debtor fails to maintain insurance as required by this agreement or otherwise by Secured Party, then Secured Party may purchase single-interest insurance coverage that will protect only Secured Party. If Secured Party purchases this insurance, its premiums will become part of the obligation.

EVENTS  OF  DEFAULT

     Each  of  the  following  conditions  is  an  event  of  default:
     1. if Debtor defaults in timely payment or performance of any obligation, covenant, or liability in any written agreement between Debtor and Secured Party or in any other transaction secured by this agreement;
     2. if any warranty, covenant, or representation made to Secured Party by or on behalf of Debtor proves to have been false in any material respect when made;
     3.        if a receiver is appointed for Debtor or any of the collateral;
     4. if the collateral is assigned for the benefit of creditors or, to the extent permitted by law, if bankruptcy or insolvency proceedings commence against or by any of these parties: Debtor; any partnership of which Debtor is a general partner; and any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person liable on or for any part of the obligation;
     5. if any financing statement regarding the collateral but not related to this security interest and not favoring Secured Party is filed;
     6.          if  any  lien  attaches  to  any  of  the  collateral;
     7. if any of the collateral is lost, stolen, damaged, or destroyed, unless it is promptly replaced with collateral of like quality or restored to its former condition.

REMEDIES  OF  SECURED  PARTY  ON  DEFAULT

     During the existence of any event of default, Secured Party may declare the unpaid principal and earned interest of the obligation immediately due in whole or part, enforce the obligation, and exercise any rights and remedies granted by chapter 9 of the Texas Business and Commerce Code or by this agreement, including the following:
     1. require Debtor to deliver to Secured Party all books and records relating to the collateral;
     2. require Debtor to assemble the collateral and make it available to Secured Party at a place reasonably convenient to both parties;
     3. take possession of any of the collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace;
     4. sell, lease, or otherwise dispose of any of the collateral in accord with the rights, remedies, and duties of a secured party under chapters 2 and 9 of the Texas Business and Commerce Code after giving notice as required by those chapters; unless the collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market, Secured Party will give Debtor reasonable notice of any public sale of the collateral or of a time after which it may be otherwise disposed of without further notice to Debtor; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Debtor at the address specified on this agreement at least ten days before any public sale or ten days before the time when the collateral may be otherwise disposed of without further notice to Debtor;
     5. surrender any insurance policies covering the collateral and receive the unearned premium;
     6. apply any proceeds from disposition of the collateral after default in the manner specified in chapter 9 of the Texas Business and Commerce Code, including payment of Secured Party's reasonable attorney's fees and court expenses; and
     7. if disposition of the collateral leaves the obligation unsatisfied, collect the deficiency from Debtor.

GENERAL  PROVISIONS

     1. Parties Bound. Secured Party's rights under this agreement shall inure to the benefit of its successors and assigns. Assignment of any part of the obligation and delivery by Secured Party of any part of the collateral will fully discharge Secured Party from responsibility for that part of the collateral. If Debtor is more than one, all their representations, warranties, and agreements are joint and several. Debtor's obligations under this agreement shall bind Debtor's personal representatives, successors, and assigns.
     2. Waiver. Neither delay in exercise nor partial exercise of any Secured Party's remedies or rights shall waive further exercise of those remedies or rights. Secured Party's failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. Secured Party's waiver of any default does not waive further default. Secured Party's waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.
     3. Reimbursement. If Debtor fails to perform any of Debtor's obligations, Secured Party may perform those obligations and be reimbursed by Debtor on demand at the place where the note is payable for any sums so paid, including attorney's fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this security agreement.
     4. Interest Rate. Interest included in the obligation shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited to the principal of the obligation or, if that has been paid, refunded. On any acceleration or required or permitted prepayment of the obligation, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal amount of the obligation or, if the principal amount has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the obligation.
     5. Modifications. No provisions of this agreement shall be modified or limited except by written agreement.
     6. Severability. The unenforceability of any provision of this agreement will not affect the enforceability or validity of any other provision.
     7. After-Acquired Consumer Goods. This security interest shall attach to after-acquired consumer goods only to the extent permitted by law.
     8. Applicable Law. This agreement will be construed according to Texas laws.
     9. Place of Performance. This agreement is to be performed in the county of Secured Party's mailing address.
     10. Financing Statement. A carbon, photographic, or other reproduction of this agreement or any financing statement covering the collateral is sufficient as a financing statement.
     11. Presumption of Truth and Validity. If the collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this agreement and by chapter 9 of the Texas Business and Commerce Code will be presumed satisfied.
     12. Singular and Plural. When the context requires, singular nouns and pronouns include the plural.
     13. Priority of Security Interest. This security interest shall neither affect nor be affected by any other security for any of the obligation. Neither extensions of any of the obligation nor releases of any of the collateral will affect the priority or validity of this security interest with reference to any third person.
     14. Cumulative Remedies. Foreclosure of this security interest by suit does not limit Secured Party's remedies, including the right to sell the collateral under the terms of this agreement. All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other. Secured Party's rights and remedies include all those granted by law or otherwise, in addition to those specified in this agreement.
     15. Agency. Debtor's appointment of Secured Party as Debtor's agent is coupled with an interest and will survive any disability of Debtor.
     16. Attachments Incorporated. The addendum indicated below is attached to this agreement and incorporated into it for all purposes:

     Addendum  relating  to  instruments


Penn  Octane  Corporation

BY: /S/ JEROME B. RICHTER   ITS: PRESIDENT
    ---------------------        ----------------------
    JEROME B. RICHTER


                               (ACKNOWLEDGMENT)
State  of  California
County  of  San Mateo

     This instrument was acknowledged before me on the 9th day of April, 1997, by, Jerome B. Richter, President of Penn Octane Corporation on behalf of Penn Octane Corporation.

                                   /S/ R. SMITH
                                   ---------------------------------
                                       R. SMITH
                                   Notary  Public,  State  of  California
                                   [NOTARY SEAL]

PREPARED  BY:

FLEMING,  HEWITT  &  OLVERA
File  Number:  961159